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                                                                   Exhibit 99.2

GENZYME TO ACQUIRE CELL GENESYS

SIGNIFICANTLY STRENGTHENS PROTEIN AND GENE THERAPY PROGRAMS

CAMBRIDGE, Mass. and FOSTER CITY, Calif., Oct. 18 /PRNewswire/ -- Genzyme General (Nasdaq: GENZ - news) and Cell Genesys (Nasdaq: CEGE - news) today announced that they have entered into a definitive agreement under which Genzyme General will acquire Cell Genesys for approximately $350 million in a tax-free stock-for-stock exchange. The transaction is expected to close in the first quarter of 2000, pending regulatory and Cell Genesys shareholder approval.

Cell Genesys, a leading gene therapy company, has broad scientific and product development capabilities in gene therapy, gene activation and related technologies; a number of clinical stage product development programs; and one of the largest patent portfolios in the field of gene and protein therapies. Cell Genesys also owns approximately 22 percent of Abgenix Inc. (Nasdaq:ABGX - news), a company with premier human monoclonal antibody technology.

"This acquisition solidifies our scientific and technology base in a very powerful way that will dramatically expand the capabilities of the company and position us for substantial growth over the next decade," said Henri A. Termeer, chairman and chief executive officer of Genzyme Corp. "Over the past 18 months, we have significantly enlarged our product pipeline through internal research, collaborations, and acquisitions. We have also continued to expand our global infrastructure to enhance our ability to rapidly and broadly launch the many products in our pipeline. This acquisition is focused on increasing our technology base, while providing Genzyme with a very strong intellectual property position in several key areas.

"In the near term, the Cell Genesys' enabling patents in gene activation technology will help us expand our intellectual property position around Gaucher and Fabry disease. Cell Genesys also has a tremendous intellectual property portfolio in gene therapy along with a powerful technology base complementary to our own, outstanding scientists, strong collaborations, diversified financial assets, and exciting clinical and early stage product-development programs. Together, these assets enhance our ability to develop a broad range of next-generation products and attack diseases beyond the reach of our existing technologies."

Cell Genesys employs approximately 115 people, most of whom are involved in research and development. Genzyme will continue to operate Cell Genesys' research, development, and manufacturing facilities in Foster City, Calif., and intends to establish these facilities as a West Coast base, giving Genzyme its first direct access to the strong biotechnology community there.

"Becoming part of Genzyme represents an exciting opportunity to create further value for Cell Genesys and its shareholders," said Stephen A. Sherwin, M.D., chairman and chief executive officer of Cell Genesys. "Genzyme's strong therapeutic product pipeline


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and its commitment to apply cutting-edge technologies including gene therapy, gene activation, and cell therapy to develop next-generation therapeutic products, make this an excellent strategic fit for our business."

Terms of the Agreement

Under the terms of the agreement, Cell Genesys shareholders will receive a fraction of a share of Genzyme General common stock for each share of Cell Genesys common stock owned. The exchange ratio will be determined by dividing $10.00 by the average closing price of Genzyme General shares during the 20 trading days ending on the fifth trading day prior to completion of the merger. In no event will the exchange ratio be greater than 0.317 share of Genzyme General or less than 0.181 share of Genzyme General for each Cell Genesys share.

The transaction has a total value of approximately $350 million, based on Cell Genesys' approximately 35 million fully diluted shares outstanding. In addition to the value of its intellectual property, technology, and programs, Cell Genesys currently has assets that include approximately $60 million in cash, equity ownership (including warrants) in Abgenix valued at approximately $130 million, net operating losses that Genzyme can use, and research and manufacturing facilities.

The boards of directors of Genzyme Corp. and Cell Genesys have unanimously approved the merger, which is subject to clearance under the Hart-Scott-Rodino Anti-Trust Improvements Act. The agreement will require the approval of Cell Genesys shareholders, and is subject to customary closing conditions.

Upon completion of the transaction, Genzyme General plans to transfer Cell Genesys' GVAX-Registered Trademark- cancer vaccine program and other cancer-related programs, along with $60 million in cash, to Genzyme Molecular Oncology (Nasdaq: GZMO - news). In return, Genzyme Molecular Oncology will reserve designated shares of common stock for Genzyme General.

Genzyme General expects the acquisition of Cell Genesys to result in a one-time charge in the first quarter of 2000, primarily related to the write-off of in-process research and development. The acquisition will be accounted for as a purchase transaction.

"In the short term, this transaction will be somewhat dilutive -- around 10 percent based on the incremental number of new shares -- to Genzyme General's earnings in 2000," said Henri Termeer. "However, this is a major investment that will add substantially to our near-term growth and success, specifically in our current Gaucher and Fabry program. We believe that these gene-based technologies provide the foundation for many new treatments for genetic diseases. They are also likely to play a fundamental role in expanding the range of diseases that can be treated successfully."


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Strategic Fit

Cell Genesys has one of the largest patent estates in the gene therapy field, with over 200 issued or granted patents and more than 330 patent applications pending. These patents and patent applications cover gene delivery vectors, specific cell types employed in both in vivo and ex vivo gene therapy, specific therapeutic genes, and gene activation technology.

Gene Activation Technology

Cell Genesys has key enabling patents, allowed claims and pending patent applications for gene activation technology in the United States and Europe. The gene activation approach, developed by Cell Genesys, is a novel method for the production of therapeutic proteins.

Gene activation technology is a potential strong complement to Genzyme General's current recombinant protein manufacturing capabilities and intellectual property position. Genzyme's extensive protein replacement program includes a leading position in the Gaucher market, and proprietary programs to develop similar therapies for Fabry, MPS-1, Pompe, and Neimann-Pick B diseases.

Cell Genesys currently has a valuable licensing program in gene activation technology, which has generated over $21 million in revenue to date. It has granted Hoechst Marion Roussel a license for gene activation technology for erythropoietin and a second undisclosed protein. Genzyme believes that others interested in using gene activation will need access to the Cell Genesys patents.

Gene Therapy Technology

Together, the companies have gene therapy patents and technology related to delivery vectors and cells that are complementary and synergistic. In the area of cell-based gene therapy, Cell Genesys has a broad technology platform and patent estate, both ex vivo and in vivo, including use of genetically modified hepatocytes, endothelial cells, epithelial cells, fibroblasts, and cells of the central nervous system.

Cell Genesys also has a number of proprietary advanced vector systems for delivering genes into cells, including adenoviral, adeno-associated viral, lentiviral, and retroviral vectors engineered to provide efficient, long-term gene expression. This broad vector "toolbox" complements Genzyme's own expertise in adenoviral and lipid vectors, increasing the number of gene therapy applications that can be pursued and providing Genzyme maximum flexibility in its research and development efforts. Genzyme General plans to make use of this broad technology and intellectual property portfolio to enter into strategic product-development collaborations.

Cell Genesys' advanced vectors are expected to have immediate applications in helping Genzyme develop gene therapies for rare genetic diseases, including lysosomal storage disorders. Specifically, Genzyme will have access to lentiviral, retroviral, and adeno-associated viral vectors, which are known as "integrating vectors" because they integrate


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into a cell's DNA. By doing so, they increase the duration of gene expression, making them especially appropriate for use in treating chronic disorders. Access to this family of integrating vectors should accelerate research already underway at Genzyme to develop gene therapies for patients with Gaucher and Fabry diseases, and should provide a strong complement to research being done through Genzyme's collaboration with Genovo Inc. to develop gene therapies for lysosomal storage disorders.

Cell Genesys has, in preclinical studies, successfully transferred genes to the central nervous system using adeno-associated viral vectors. This technology could potentially be applied to treat the symptoms of the large group of genetic diseases that affect the central nervous system.

This pioneering research was performed on mice exhibiting signs of Parkinson's disease. Cell Genesys' ongoing preclinical program to develop a gene therapy for Parkinson's disease will complement Genzyme General's efforts to develop a cell therapy for Parkinson's disease. Through a joint venture with Diacrin Inc., Genzyme General is currently conducting a randomized, controlled phase II clinical trial of NeuroCell-PD(TM) in patients with Parkinson's disease.

Cell Genesys is also conducting preclinical research to develop a gene therapy for patients with hemophilia, a family of genetic blood-coagulation disorders. This program will become an important addition to Genzyme's pipeline of therapies for genetic diseases.

Abgenix

As a result of its acquisition of Cell Genesys, Genzyme will have access to the human monoclonal antibody technology being developed by Abgenix for use in gene therapy, and Genzyme is interested in building a broader scientific and business relationship with Abgenix. Cell Genesys maintains a minority ownership interest in Abgenix, which was spun off from Cell Genesys in 1996.

Abgenix is focused on the development and commercialization of antibody therapies for transplantation-associated medical conditions, inflammation, autoimmune disorders and cancer. Abgenix intends to commercialize human monoclonal antibodies produced in novel strains of transgenic mice and has multiple corporate collaborations, including those with Pfizer, Schering-Plough, Genentech, Amgen, Millennium, and Centocor.

Cell Genesys is focused on the development and commercialization of gene therapies to treat major, life-threatening diseases including cancer and cardiovascular disease. The company is conducting two human clinical trials for its GVAX cancer vaccine in prostate and lung cancer, and has preclinical programs in hemophilia and Parkinson's disease. Cell Genesys' assets outside gene therapy include its approximately 22 percent ownership of Abgenix, Inc. and the company's licensing program in gene activation.


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Genzyme General develops and markets therapeutic products and diagnostic products and services. Genzyme General has three therapeutic products on the market and a strong pipeline of therapeutic products in development focused on the treatment of rare genetic diseases. A division of the biotechnology company Genzyme Corporation, Genzyme General has its own common stock intended to reflect its value and track its economic performance.

This press release contains forward-looking statements, including statements regarding the consummation of the acquisition of Cell Genesys, the impact of the acquisition on Genzyme's earnings and financial position, the future growth of Genzyme and Cell Genesys, the potential market introduction of new therapeutic products based on gene-based technologies and the likelihood of entering into strategic collaborations for new products. Actual results may differ materially depending on many factors including the likelihood of regulatory and other approvals of the acquisition, the operational integration associated with the acquisition and other risks generally associated with acquisitions, delays in the production or development of Genzyme's or Cell Genesys' products, the enrollment rate for clinical trials, the ability of Genzyme and/or its partners to manufacture sufficient quantities of products for clinical trials, the ability to successfully complete preclinical and clinical development of products, the actual safety and efficacy of products, the timing and content of submissions to and decisions by the FDA and other regulatory authorities, patents and patent applications, and the continued funding of collaborations and programs by Genzyme, Cell Genesys and their respective partners and the ability of Genzyme, Cell Genesys and/or their partners to successfully commercialize products.